Exhibit 23(b)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Mid-Central Financial Corporation on Form S-8 of our report dated October 25, 1996 appearing in the annual report on Form 10-K of Mid-Central Financial Corporation for fiscal year ended September 30, 1996.

                                  /s/ LARSON, ALLEN, WEISHAIR & CO., LLP

Minneapolis, Minnesota
March 20, 1997